UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 22, 2004

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-110100-12 (Commission File Number)	75-2808384 (IRS Employer ID Number)

4000 Horizon Way
Irving, Texas 75063
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(214) 441-4000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Seller has determined that two of the representations and warranties made by the Seller in the Sale and Servicing Agreement (defined below) are inaccurate.  This resulted from the manner in which it disclosed certain fee information on approximately 40% (by balance) of the Mortgage Loans to the obligors on those Mortgage Loans at the time of their origination which was not in technical compliance with the requirements of certain laws and regulations applicable to the origination of those Mortgage Loans.  As required by the Sale and Servicing Agreement dated as of June 1, 2004 among First Tennessee Bank National Association, as Seller, First Horizon Asset Securities, Inc., as Depositor, First Horizon ABS Trust 2004 HE-2, the Trust, First Tennessee Bank National Association, as Servicer and The Bank of New York, as Indenture Trustee (the “Sale and Servicing Agreement”), the Seller has given notice under § 2.04 of the Sale and Servicing Agreement.  The Seller intends to cure in all material respects any breach of a representation or warranty within 90 days following the date hereof or if such cure cannot be accomplished prior to the end of such 90 day period, to substitute an Eligible Substitute Mortgage Loan for each affected Mortgage Loan.  While the Seller intends to cure in all material respects any such breach of representation or warranty or substitute an Eligible Substitute Mortgage Loan for each affected Mortgage Loan, the Sale and Servicing Agreement requires that if neither of those remedies is effected within such 90 day period, the Seller must repurchase such affected Mortgage Loan in the month following the end of such 90 day period.  All capitalized terms used herein and not otherwise defined herein are used with the definitions thereof in the Sale and Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

By:      /s/ Wade Walker

Name:

Wade Walker

Title:

Senior Vice President

Dated:  September 22, 2004